Exhibit 10.2   AGREEMENT FOR NON-COMPETITION AND EARN-OUT COMPENSATION


     AGREEMENT FOR NON-COMPETITION AND EARN-OUT COMPENSATION

This Agreement for Non-Competition and Earn-Out Compensation ("Agreement") is made September 15, 2005, by and among the following parties: DataLogic International, Inc., a Delaware corporation ("Parent"), and IPN
Communications, Inc., a California corporation("Purchaser") and CBSi Holdings, Inc., an Arizona Subchapter S company ("Seller"), and Walt Camping ("Camping"), Doug Klein ("Klein"), Fordham Tucker ("Tucker"), David Daniels ("Daniels") and AppsCafe Incorporated, an Arizona company ("AppsCafe"), collectively the ("Participants").

WHEREAS, Purchaser and Seller are parties to an Asset Purchase Agreement executed contemporaneously with this Agreement;

WHEREAS, the execution of this Agreement is a condition precedent to closing under the Asset Purchase Agreement between Purchaser and Seller; and

WHEREAS, Parent, Purchaser, Seller, and Participants desire to enter this Agreement, subject to the terms and conditions set forth below.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is acknowledged, Parent, Purchaser, Seller, and Participants agree as follows.

1. Parent and Purchaser agree to the terms of this Agreement, subject to closing under the Asset Purchase Agreement described in the recitals.

2. Seller and Participants agree to the terms of this Agreement, subject to closing under the Asset Purchase Agreement described in the recitals.

3. Parent, Purchaser, Seller, and Participants, as the case may be, shall each execute the Non-Competition Agreements attached hereto as Exhibit 1 [Walt Camping]; Exhibit 2 [Doug Klein]; Exhibit 3 [Fordham Tucker], Exhibit 4 [David Daniels] and Exhibit 5 [AppsCafe].

4. Subject to closing under the Asset Purchase Agreement described in the recitals, Parent and Purchaser agree that the persons or entities named in
Exhibit 6 shall participate in the Earn Out Plan during the three years following the Closing of the Asset Purchase Agreement. Moreover, each persons or entities, participation percentage is set forth opposite their name.
Tucker and Daniels, as principals of AppsCafe shall participate in the Earn Out Plan through AppsCafe. The participation of AppsCafe is contingent upon the continued consulting or employment of Tucker and Daniels either through AppsCafe or directly with Purchaser or Parent on no less than a half-time basis.

5. Under the Earn Out Plan, the Seller and Participants, as a group, may earn shares of restricted common stock of the Parent not to exceed 20,000,000 shares (the "Earn Out Share").

6. Within 45 days of the close of each calendar quarter, Parent will calculate the gross profit dollars earned by the Seller and Participants for that quarter. Gross profit dollars will be defined as the revenue from GPS hardware, software, airtime, engineering, development, installation and support less costs for GPS hardware, software, airtime, engineering, development, installation, sales and support ("Gross Profit Dollars"). The eligible Gross Profit Dollars used in the calculating the Earn Out Shares would be reduced by the following percentages in each year following the Closing of the Asset Purchase Agreement:

       Year 1 47.50%
       Year 2 22.50%
       Year 3 10.00%

The number of Earn Out Shares to be issued to Seller and Participants would be calculated by dividing the eligible Gross Profit Dollars for that quarter by the ten (10) day average closing price of the Parents common stock on the ten days before the end of the calendar quarter in which the Gross Profit Dollars were earned.

8. Gross Profit Dollars shall be calculated in accordance with generally accepted accounting principles applied upon a consistent basis and the final accounting information relied upon in preparing the quarterly or annual financial statements of Parent and Purchaser shall be determinative for the purposes of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

PARENT:
DATALOGIC INTERNATIONAL, INC., a Delaware corporation

By:/s/ Keith C. Moore
Name: Keith C. Moore
Title: Chief Executive Officer



PURCHASER:
IPN COMMUNICATIONS, INC., a California corporation

By: /s/ Keith C. Moore
Name: Keith C. Moore
Title: Director



SELLER:
CBSi HOLDINGS, INC., an Arizona Subchapter S company

By: /s/ Walt Camping
Name: Walt Camping
Title: President



PARTICIPANTS

By: /s/ Walt Camping
Name: Walt Camping


By: /s/ Doug Klein
Name: Doug Klein



By: /s/ Fordham Tucker
Name: Fordham Tucker


By: /s/ David Daniels
Name: David Daniels



AppsCafe Incorporated., an Arizona company


By: /s/ Fordham Tucker
Name: Fordham Tucker
Title: President